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                 UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549

                             -----------------------

                                    FORM 8-K/A

                                  CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported):  March 6, 1997
                                                           --------------

                             SEROLOGICALS CORPORATION
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              (Exact name of registrant as specified in its charter)


              Delaware               0-26126               58-2152225
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          (State of other       (Commission file         (IRS Employer
            jurisdiction)            number)           Identification No.)


           780 Park North Blvd.
                Suite 110
            Clarkston, Georgia                    30021
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(Address of Principal executive offices)        (Zip code)

Registrant's telephone number, including area code:  (404) 296-5595
                                                     --------------

           (Former name or former address, if changed since last report)




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Item 7.  Financial Statements and Exhibits.

        	(A)  Financial statements of businesses acquired.

             1. Audited Combined Financial Statements of the Nations Group for the year ended December 31, 1996

                 a.  Report of Independent Public Accountants

                 b.  Combined Balance Sheet as of  December 31, 1996

                 c. Combined Statement of Operations for the year ended December 31, 1996

                 d. Combined Statement of Stockholders' Deficit for the year ended December 31, 1996

                 e. Combined Statement of Cash Flows for the year ended December 31, 1996

                 f.  Notes to Combined Financial Statements

        (B)  Pro forma financial information.

             1. Unaudited Pro forma Consolidated Financial Statements of the Company as of and for the year ended December 29, 1996

        (C)  Exhibits.

             1.  Exhibit 23:  Consent of Arthur Andersen LLP




                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1933, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      	Serologicals Corporation
                                            (Registrant)


April 30, 1997                               /s/  Russell H. Plumb//
                                           -------------------------
                                           Russell H. Plumb
                                           Vice President, Finance and
                                           Chief Financial Officer











                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Boards of Directors
of The Nations Group:

We have audited the accompanying combined balance sheet of Nations Biologics, Inc. and its Affiliates ("The Nations Group" - as described in Note 1) as of December 31, 1996 and the related combined statements of operations, stockholders' deficit and cash flows for the year then ended. These combined financial statements are the responsibility of The Nations Group's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of The Nations Group as of December 31, 1996 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


/s/ ARTHUR ANDERSEN LLP




New Orleans, Louisiana
April 18, 1997


                            THE NATIONS GROUP (Note 1)
                              COMBINED BALANCE SHEET
                                DECEMBER 31, 1996
                                      ASSETS
CURRENT ASSETS:
     Cash and cash equivalents                               $  332,354
     Accounts receivable                                        214,967
     Inventories                                              1,379,478
     Current portion of note receivable (Note 5)                 95,253
     Prepaids and other current assets                           73,790
                                                            -----------
          Total current assets                                2,095,842
                                                            -----------
PROPERTY AND EQUIPMENT:
     Building                                                   150,000
     Furniture, fixtures and equipment                        1,193,294
     Leasehold improvements                                     829,237
                                                            -----------
                                                              2,172,531
     Less accumulated depreciation and amortization            (398,180)
                                                            -----------
          Net property and equipment                          1,774,351
                                                            -----------
OTHER ASSETS:
     Goodwill, net of accumulated amortization of $293,305    4,102,242
     Note receivable (Note 5)                                   167,245
     Other                                                      180,053
                                                            -----------
          Total other assets                                  4,449,540
                                                            -----------
                                                             $8,319,733
                                                            -----------
                                                            -----------
                      LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
     Notes payable (Note 4)                                  $6,339,378
     Accounts payable                                           234,319
     Accrued liabilities                                        882,577
     Deferred revenue (Note 2)                                  916,322
                                                            -----------
          Total current liabilities                           8,372,596
                                                            -----------
COMMITMENTS AND CONTINGENCIES (Note 7)
STOCKHOLDERS' DEFICIT:
     Common stock, no par value; 205,100 shares authorized,
        7,100 shares issued and outstanding                     481,800
     Accumulated deficit                                       (534,663)
                                                            ------------
          Total stockholders' deficit                           (52,863)
                                                            ------------
                                                            $ 8,319,733
                                                            ------------
                                                            ------------
The accompanying notes are an integral part of this combined balance sheet.

                            THE NATIONS GROUP (Note 1)
                         COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996


NET SALES                                                    $9,073,822
                                                             ----------

COSTS AND EXPENSES:
     Cost of sales                                            6,046,525
     Selling, general and administrative                      2,311,174
     Depreciation and amortization                              936,900
     Interest expense                                           309,908
                                                             ----------
                                                              9,604,507
                                                             ----------
LOSS BEFORE GAIN ON SALE                                       (530,685)

GAIN ON SALE (Note 5)                                           554,728
                                                             ----------
INCOME BEFORE TAXES                                              24,043

INCOME TAX EXPENSE (Note 8)                                     103,836
                                                             ----------
NET LOSS                                                       $(79,793)
                                                             ----------
                                                             ----------


    The accompanying notes are an integral part of this combined financial statement.


                            THE NATIONS GROUP (Note 1)
                   COMBINED STATEMENT OF STOCKHOLDERS' DEFICIT
                      FOR THE YEAR ENDED DECEMBER 31, 1996


                                 Common Stock                    Total
                               ---------------   Accumulated  Stockholders'
                               Shares   Amount     Deficit      Deficit
                               ------   ------    ----------   ---------
BALANCE, December 31, 1995     7,100   $481,000   $(454,870)   $ 26,930
     Net loss                     --         --     (79,793)    (79,793)
                               -----   --------   ----------   --------
BALANCE, December 31, 1996     7,100   $481,800   $(534,663)   $(52,863)
                               -----   --------   ----------   --------
                               -----   --------   ----------   --------

    The accompanying notes are an integral part of this combined financial statement.


                            THE NATIONS GROUP (Note 1)
                         COMBINED STATEMENT OF CASH FLOWS
                       FOR THE YEAR ENDED DECEMBER 31, 1996



OPERATING ACTIVITIES:                                         $(79,793)
  Net loss
   Adjustments to reconcile net loss to net cash provided
    by operating activities-
       Depreciation and amortization                            936,900
       Gain on sale                                            (554,728)
       Changes in operating assets and liabilities-
          Accounts receivable                                  (127,404)
          Inventories                                          (920,830)
          Deferred revenue                                      916,322
          Net change in other current assets and liabilities    120,801
                                                              ---------
            Net cash provided by operating activities           291,268
                                                              ---------

INVESTING ACTIVITIES:
  Purchases of businesses (Note 3)                           (4,050,000)
  Purchases of property and equipment                          (833,616)
  Proceeds from sale of assets                                  110,000
  Payments on note receivable                                    37,502
                                                              ---------
            Net cash used in investing activities            (4,736,114)
                                                              ---------

FINANCING ACTIVITIES:
  Proceeds from notes payable                                 4,915,369
  Payments on notes payable                                    (180,626)
                                                              ---------
            Net cash provided by financing activities         4,734,743
                                                              ---------
                                                              ---------

NET INCREASE IN CASH AND CASH EQUIVALENTS                       289,897

CASH AND CASH EQUIVALENTS, beginning of year                     42,457
                                                              ---------
CASH AND CASH EQUIVALENTS, end of year                         $332,354
                                                              ---------
                                                              ---------
CASH PAID FOR INTEREST                                         $239,250
                                                              ---------
                                                              ---------
CASH PAID FOR TAXES                                            $ 13,000
                                                              ---------
                                                              ---------

    The accompanying notes are an integral part of this combined financial statement.


                            THE NATIONS GROUP (Note 1)

                      NOTES TO COMBINED FINANCIAL STATEMENTS


1.  ORGANIZATION AND BUSINESS OPERATIONS:

Nations Biologics, Inc. and its Affiliates ("The Nations Group") consist of 8 corporations under common control which operate 15 donor centers located in Alabama, Illinois, California, Wisconsin, Louisiana, Oklahoma and Texas. 14 of the centers are licensed by the U. S. Food and Drug Administration, and the remaining center is in the process of obtaining a license. The majority of the common stock of The Nations Group is owned by one principal stockholder (the "Principal Stockholder"). The donor centers collect antibodies derived from source plasma used primarily as the active ingredient in Intravenous Immune Globulin ("IVIG"), a therapeutic pharmaceutical product The Nations Group sells to Alpha Therapeutic Corporation, Baxter Healthcare Corporation, and Bayer Corporation under the terms of plasma supply agreements. The supply agreements provide for the purchase of specified amounts over the life of the agreements, generally 2 to 5 years. There can be no guarantees that customers will not reduce their supply requirements pursuant to provisions in the agreements.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Basis of Combination and Presentation

The accompanying combined financial statements of The Nations Group have been presented on a combined basis because of common ownership, control and management, and because the entities were acquired by Serologicals Corporation ("Serologicals"), a Delaware corporation, on March 6, 1997 (Note 10). The combined financial statements contain all accounts of The Nations Group. All significant intercompany accounts and transactions have been eliminated in combination.

Use of Estimates

The preparation of these combined financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Inventories

Inventories are stated at the lower of cost or market, cost being determined on a first-in, first-out basis. Market for antibody-based product inventories is net realizable value. Inventories consist entirely of antibody-based products.

Property and Equipment

Fixed assets are stated at cost (estimated fair value at acquisition date for assets acquired as part of business combinations) and are depreciated using straight-line and accelerated methods over their estimated useful lives. Depreciable lives for furniture, fixtures and equipment range from 5 to 10 years. Leasehold improvements are amortized over the shorter of the lease terms or the economic lives of the assets. Expenditures for maintenance and repairs are charged to expense as incurred.

Revenue Recognition

The Nations Group's policy is to recognize revenue upon the shipment of its products. Customer payments received in advance of product shipment are recorded as deferred revenue.

Income Taxes

All but three of the entities in The Nations Group are organized as limited liability corporations or "S" corporations for Federal income tax purposes (Note 1) and, accordingly, all tax attributes (i.e., items of gains, loss, credits, etc.) are reported on the respective stockholders' individual income tax returns for these companies.

The C corporations of The Nations Group are included in the consolidated federal income tax returns of their respective parent companies. The income tax provisions for the C corporations are computed on a separate company (stand-alone) basis. State income taxes are based on the state income tax rates in effect in the states where the C corporations operate. The C corporations do not have formal tax sharing arrangements with their parent companies.

The C corporations of The Nations Group apply Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes ("SFAS No. 109"). SFAS No. 109 requires an asset and liability approach to accounting for deferred income taxes based on the differences between financial reporting and income tax bases using enacted tax rates in effect for the year in which the differences are expected to reverse (Note 8).

Goodwill

The excess of cost over the net assets acquired in business combinations ("goodwill") is being amortized to income on a straight-line basis over a period of 25 years. The goodwill relates to the purchase of five donor centers during 1995 and seven donor centers during 1996. The Nations Group periodically reviews the carrying values assigned to goodwill based upon expectations of undiscounted future cash flows and operating income generated by the underlying tangible assets in determining whether goodwill is recoverable.

Cash Equivalents

For purposes of the statement of cash flows, The Nations Group considers all investments purchased with an original maturity of three months or less to be cash equivalents.

Recent Accounting Pronouncements

In March 1995, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 121 ("SFAS 121"), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of", which became effective for fiscal years beginning after December 15, 1995. SFAS 121 establishes standards for determining when impairment losses on long-lived assets have occurred and how impairment losses should be measured. The Nations Group adopted SFAS 121 effective January 1, 1996. The financial statement impact of adopting SFAS 121 was not material.

3.  ACQUISITIONS:

On January 2, 1996, The Nations Group acquired a donor center and certain other assets in New Orleans, Louisiana from Plasma Center of East New Orleans, Inc. for total consideration of approximately $175,000 (the "Lake Forest Acquisition"); on July 1, 1996, The Nations Group acquired all of the outstanding capital stock of MBW Enterprises, Inc., which operated donor centers in Lawton, Oklahoma and Waco, Texas, for total consideration of approximately $1,500,000 (the "MBW Acquisition"); on July 2, 1996, The Nations Group acquired donor centers in Lake Charles, Louisiana and Tuscaloosa, Alabama; $110,000 in cash; and a $300,000 note receivable from SeraCare, Inc. in exchange for a donor center The Nations Group operated in Las Vegas, Nevada, (the "SeraCare Acquisition"); on June 28, 1996, The Nations Group acquired all of the outstanding capital stock of Alameda Plasma Center, Inc., which operated a donor center in El Paso, Texas, for total consideration of approximately $725,000 (the "Alameda Acquisition"); on September 30, 1996, The Nations Group acquired a donor center in Milwaukee, Wisconsin and certain other assets from American Plasma Centers, Inc. for total consideration of approximately $1,000,000 (the "Milwaukee Acquisition"); and on October 12, 1996, The Nations Group acquired a donor center in Gretna, Louisiana and certain other assets from American Plasma, Inc. for total consideration of approximately $650,000 (the "Gretna Acquisition").

Each of these acquisitions was accounted for as a purchase in accordance with APB No. 16, "Business Combinations," and accordingly, the purchase price has been preliminarily allocated to the assets acquired based on the estimated fair values as of the applicable acquisition date. The excess of acquisition cost over the estimated fair value of the assets acquired has been preliminarily allocated to goodwill.

The following unaudited pro forma data summarizes the results of operations for the year ended December 31, 1996 as if the Alameda Acquisition, the Milwaukee Acquisition, the Gretna Acquisition and the MBW Acquisition had occurred on January 1, 1996. The pro forma information does not include the actual results of operations for the centers acquired in the Lake Forest Acquisition and the SeraCare Acquisition prior to their acquisition date as the impact of these results was not material. The unaudited pro forma information has been prepared for comparative purposes only and does not purport to represent what the results of operations of The Nations Group would actually have been had the transactions occurred January 1, 1996 or what the results of operations may be in any future period.

                              PRO FORMA YEAR ENDED
                                DECEMBER 31, 1996
                                   (unaudited)

                  Net sales                        $12,428,379

                  Loss before gain on sale            (429,795)

                  Net loss                              (4,126)


4.  NOTES PAYABLE:

Notes payable at December 31, 1996 consisted of the following:

     Notes payable to a bank, bearing interest at 10%,
         secured by property                                 $  522,375

     Notes payable to a bank, bearing interest at
      variable rates based on LIBOR or prime, secured
      by inventory, equipment and stockholder guarantees        543,926

     Notes payable to individuals, bearing no interest          350,000

     Notes payable to a bank, bearing interest at rates
      ranging from 10.75% to prime plus 2.5%, secured by
      inventory and equipment                                   185,702

     Other notes at varying rates                               158,397

     Borrowings under lines of credit (see below)	            3,685,800

     Notes payable to stockholders, bearing interest at
      rates ranging from 0% to 10%                              893,178
                                                             ----------
         Total                                               $6,339,378
                                                             ----------
                                                             ----------

All notes payable and lines of credit are classified as current because they were repaid in connection with the sale discussed in Note 10.

The Nations Group has $2,125,000 outstanding under a nonrevolving line of credit bearing interest at prime plus 2% (10.25% at December 31, 1996), $1,460,800 outstanding under a nonrevolving line of credit bearing interest at 10.25%, and $100,000 outstanding under a line of credit bearing interest at 11.25% with a bank. These borrowings are secured by The Nations Group's note receivable (see Note 5) as well as assets pledged by and the guaranty of the Principal Stockholder.

The Nations Group's debt obligations do not contain any restrictive covenants.

5.  NOTE RECEIVABLE:

During 1996, The Nations Group sold a donor center which it had owned and operated in Nevada in exchange for two donor centers operated by the purchaser in Louisiana and Alabama, $110,000 in cash and a $300,000 note receivable resulting in a gain of $554,728. The note bears interest at 8% and is due in monthly installments through August, 1999. The assets of the two donor centers acquired in this transaction were recorded at their estimated fair values of $390,000.

6.  DISCLOSURE ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS:

Cash Equivalents

The Nations Group estimates that the fair value of cash equivalents approximates their carrying value due to the relatively short maturity of these instruments.

Note Receivable

The Nations Group estimates that the fair value of the note receivable approximates its carrying value based upon the current interest rate environment for instruments with similar terms and maturities.

Notes Payable

The Nations Group estimates that the fair value of notes payable approximates their carrying values based upon its effective current borrowing rate for issuance of debt with similar terms and remaining maturities.

7.  COMMITMENTS AND CONTINGENCIES:

Operating Leases

The Nations Group leases certain office space, equipment and virtually all of its donor centers under non-cancelable operating lease agreements. Future minimum annual rental obligations under noncancelable operating leases at December 31, 1996 were as follows:

          Year ending December 31:

                   1997                       $541,057
                   1998                        517,209
                   1999                        454,427
                   2000                        231,964
                   2001                        123,348

Rent expense totaled approximately $346,077 during 1996.

Other Contingencies

The Nations Group's professional liability insurance provides coverage on a claims-made basis for claims in excess of the policy deductible of $10,000 per claim up to a maximum of $500,000 per claim. Various claims have been made against The Nations Group by various claimants. The amount of ultimate liability, if any, with respect to such matters cannot be determined, but management believes that any such liability would not have a material effect on The Nations Group's financial position.

8.  INCOME TAXES:

The 1996 income tax provision consists of $103,836 which is payable currently. Deferred income tax assets and liabilities reflecting the impact of temporary differences between the amounts of assets and liabilities for financial reporting and income tax reporting purposes are not material as of December 31, 1996.

The components of the deferred tax assets and liabilities of the S corporations are not material to the combined financial position of The Nations Group.
The federal statutory corporate rate is 15% of the first $50,000 of income and 35% of any additional income. The only significant reconciling items between the federal statutory rate and The Nations Group's effective tax rate for the period ended December 31, 1996 are the effect of S corporations and state taxes, net of the federal income tax benefit.

9.  RELATED-PARTY TRANSACTIONS:

The Nations Group rents a facility and certain equipment from the Principal Stockholder under short-term lease agreements. During 1996, The Nations Group paid the Principal Stockholder approximately $500 for rent associated with such leases.

The Nations Group has advances to the Principal Stockholder totaling approximately $32,000 at December 31, 1996 which have no scheduled repayment terms. See Note 4 for a description of notes payable to stockholders.

Legal fees of approximately $45,000 were paid to a stockholder.

Subsequent to year-end, the Principal Stockholder exercised an option to purchase a building owned by The Nations Group for $150,000. No gain or loss as recognized on the sale.

During 1996, The Nations Group assigned an option to the Principal Stockholder to purchase land and a building for $287,000 from a non-affiliated third party.

10.  SUBSEQUENT EVENT:

Effective March 6, 1997, Serologicals, through its subsidiaries, acquired all of the outstanding capital stock of Nations Biologics, Inc. and two of the other corporations under common control and substantially all of the assets of the remaining corporations within The Nations Group for approximately $14.2 million, subject to adjustment to be based primarily upon the post-acquisition performance of the acquired businesses. The acquisition will be accounted for under the purchase method of accounting in accordance with APB No. 16.

                         PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated balance sheet as of December 29, 1996 and unaudited pro forma condensed consolidated statement of income for the year ended December 29, 1996 (collectively, the "Pro Forma Statements") are based on the audited historical Consolidated Financial Statements of the Company, included in the Company's Annual Report on Form 10-K and the audited historical Combined Financial Statements of the Nations Group included elsewhere in this report on Form 8-K/A, adjusted to give effect to the acquisition of the Nations Group (the "Nations Acquisition") and the related issuance of the Convertible Note (collectively, the "Transactions") using the purchase method of accounting and the assumptions and adjustments in the accompanying Notes to the Pro Forma Statements. The pro forma condensed consolidated balance sheet gives effect to the Transactions as if they occurred on December 29, 1996 and the pro forma condensed consolidated statement of income gives effect to the Transactions as if they occurred on January 1, 1996.

The pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable. The Pro Forma Statements do not purport to represent what the Company's financial position and results of operations would actually have been had the Transactions in fact occurred on such dates or to project the Company's financial position or results of operations for any future period.

The Pro Forma Statements and the Notes thereto should be read in conjunction with the historical Consolidated Financial Statements of the Company and Notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 29, 1996 and the historical Combined Financial Statements of the Nations Group and Notes thereto for the year ended December 31, 1996 included elsewhere in this report on Form 8-K/A.

                             SEROLOGICALS CORPORATION
             UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                DECEMBER 29, 1996

                                       Nations
                        Company         Group      Pro Forma         Pro Forma
                       Historical    Historical   Adjustments       Consolidated
                      -----------    ----------  -------------      ------------
ASSETS
CURRENT ASSETS:
  Cash and cash
     equivalents     $21,231,906     $332,354   ($10,164,854) (a)   $11,399,406
  Trade accounts
     receivable, net   5,235,336      214,967         --              5,450,303
  Inventories          5,746,181    1,379,478         --              7,125,659
  Other current assets 1,130,384      169,043        (95,253) (b)     1,204,174
                     -----------   ----------    ------------       -----------
Total current assets  33,343,807    2,095,842    (10,260,107)        25,179,542
                     -----------  ----------    ------------       -----------
PROPERTY AND
     EQUIPMENT, net    9,800,448    1,774,351       (150,000) (c)    11,424,799
                      ----------  ----------    ------------       -----------
OTHER ASSETS:
  Goodwill, net       33,540,837    4,102,242      7,390,837  (d)    45,133,916
  FDA licenses, net    2,813,057        --         1,400,000  (e)     4,213,057
  Other, net           1,338,393      347,298       (167,245) (b)     1,518,446
                     -----------   ----------    ------------       -----------
                      37,692,287    4,449,540      8,623,592         50,865,419
                     -----------   ----------    ------------       -----------
                     $80,836,542   $8,319,733    ($1,786,515)       $87,469,760
                     -----------   ----------    ------------       -----------
                     -----------   ----------    ------------       -----------
LIABILITIES AND STOCKHOLDERS'
  EQUITY (DEFICIT)
CURRENT LIABILITIES:
  Current maturities
   of long-term debt
   and capital lease
   obligations       $ 3,566,741   $6,339,378    ($5,006,045) (f)    $4,900,074
  Accounts payable     2,794,999      234,319         --              3,029,318
  Accrued liabilities  6,206,869      882,577        500,000  (g)     7,589,446
  Deferred revenue        69,183      916,322         --                985,505
                     -----------   ----------    ------------       -----------
Total current
  liabilities         12,637,792    8,372,596     (4,506,045)        16,504,343
                     -----------   ----------    ------------       -----------
LONG-TERM DEBT AND CAPITAL
 LEASE OBLIGATIONS,
 less current
 maturities              147,158       --          2,666,667  (h)     2,813,825
                     -----------   ----------    ------------       -----------
OTHER LIABILITIES        168,266       --             --                168,266
                     -----------   ----------    ------------       -----------
STOCKHOLDERS' EQUITY (DEFICIT)
  Common stock           141,211      481,800       (481,800) (i)       141,211
  Additional paid-in
   capital            52,163,703       --             --             52,163,703
  Retained earnings
    (accumulated
     deficit)         15,367,806     (534,663)       534,663  (i)    15,367,806
  Cumulative translation
    adjustment           210,606       --             --                210,606
                     -----------   ----------    ------------       -----------
    Total stockholders'
     equity (deficit) 67,883,326      (52,863)        52,863         67,883,326
                     -----------   ----------    ------------       -----------
                     $80,836,542   $8,319,733    ($1,786,515)       $87,369,760
                     -----------   ----------    ------------       -----------
                     -----------   ----------    ------------       -----------
  See accompanying notes to unaudited pro forma condensed consolidated balance sheet

                            SEROLOGICALS CORPORATION
       NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               DECEMBER 29, 1996

The historical condensed consolidated balance sheet presented for the Company is as of December 29, 1996 and the historical condensed combined balance sheet presented for the Nations Group is as of December 31, 1996.

The following pro forma adjustments reflect the Nations Acquisition using the purchase method of accounting. The total purchase price for the Nations Acquisition has been preliminarily allocated to tangible and identifiable intangible assets and liabilities based upon management's estimate of their respective fair market values with the excess of cost over the fair value of net assets acquired allocated to goodwill. The allocation of the purchase price is subject to revision when additional information concerning asset and liability valuations is obtained. Additionally, the purchase price is subject to adjustment over the 14-month period following the closing date based primarily on the post-acquisition performance of the Nations Group.

In February 1997, the Company declared a 3-for-2 split of its common stock paid in the form of a stock dividend on February 28, 1997 for holders of record on February 10, 1997. Accordingly, all share and per share data included in these Pro Forma Statements have been restated to retroactively reflect such split.

(a)  To reflect cash paid for acquisition:
      Cash paid to Nations Group stockholders                   $3,825,476
      Repayment of Nations Group debt                            6,339,378
                                                               -----------
                                                               $10,164,854
                                                               -----------
                                                               -----------
(b)  Adjustment to reflect note receivable not purchased:
      Current portion                                              $95,253
      Long-term portion                                            167,245
                                                               -----------
                                                                  $262,498
                                                               -----------
                                                               -----------
(c)  Adjustment to exclude building not purchased.

(d) Preliminary allocation of excess of purchase price over the estimated fair market value of the tangible and identifiable intangible assets and liabilities acquired.

(e) Allocation of purchase price to estimated fair market value of FDA licenses acquired.

(f) Adjustment to reflect Nations Group debt repaid, which was all classified as current at December 31, 1996, and issuance of Convertible Note (current portion):

     Repayment of Nations Group debt                           ($6,339,378)
     Issuance of Convertible Note                                1,333,333
                                                                -----------
     Net decrease                                              ($5,006,045)
                                                               -----------
                                                               -----------

(g)  Adjustment to record estimated transaction costs.

(h)  Adjustment to reflect issuance of Convertible Note
     (long-term portion):

     Face value of Convertible Note                             $4,000,000
     Less:  current potion                                      (1,333,333)
                                                               -----------
     Long-term portion of Convertible Note                      $2,666,667
                                                               -----------
                                                               -----------

(i) Adjustment to eliminate Nation Group's historical stockholders' deficit

                            SEROLOGICALS CORPORATION
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                    FOR THE YEAR ENDED DECEMBER 29, 1996

                                     Nations
                       Company         Group      Pro Forma         Pro Forma
                      Historical    Historical   Adjustments       Consolidated
                     -----------    ----------  -------------      ------------
                     -----------   ----------    ------------       -----------
Net Sales            $65,571,247   $9,073,822     $     --          $74,645,069
Costs and expenses:
  Cost of sales       38,752,305    6,046,525      1,561,588  (a)    46,360,418
  Selling, general
   and administrative
   expenses            9,394,342    2,311,174     (1,886,088) (b)     9,819,428
  Product development
   expenses            2,241,872        --            --              2,241,872
  Other expense, net   1,846,673      936,900        355,633  (c)     3,139,206
  Interest expense,
    net                  220,085      309,908        378,335  (d)       908,328
                     -----------    ----------  -------------      ------------

Income (loss ) before income
 taxes, gain on sale of
 facility and extraordinary
 loss                 13,115,970     (530,685)      (409,468)        12,175,817
Gain on sale of
 facility                 --          554,728          --               554,728
                     -----------    ----------  -------------      ------------
Income (loss) before
 income taxes and
 extraordinary loss   13,115,970       24,043       (409,468)        12,730,545
Provision (benefit) for
 income taxes          4,865,872      103,836        (43,506) (e)     4,926,202
                     -----------    ----------  -------------      ------------
Income (loss) before
 extraordinary loss   $8,250,098     ($79,793)     ($365,962)        $7,804,343
                     -----------    ----------  -------------      ------------

Net income per common share:
  Income before extraordinary
   loss              $      0.58                                    $      0.54
                     -----------    ----------  -------------      ------------

Weighted average shares
 outstanding          14,321,644                     213,220 (f)     14,534,864
                     -----------    ----------  -------------      ------------
                     -----------    ----------  -------------      ------------


See accompanying notes to unaudited pro forma condensed consolidated statement of income

                             SEROLOGICALS CORPORATION
                NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                                STATEMENT OF INCOME
                       FOR THE YEAR ENDED DECEMBER 29, 1996

The historical consolidated statement of income presented for the Company is for the year ended December 29, 1996 and the historical combined statement of income presented for the Nations Group is for the year ended December 31, 1996. The following pro forma adjustments reflect the Nations Acquisition using the purchase method of accounting and certain estimated operational and financial benefits which are a direct result of the Transactions.

(a)  The pro forma reclassification from selling, general and administrative expenses to cost of sales is to conform
     the Nations Group's historical accounting and financial
     reporting policies with that of the Company.                    $1,561,588
                                                                   ------------
                                                                   ------------

(b) The pro forma adjustment to selling, general and administrative expense represents (i) the elimination of owner compensation which is non-recurring, net of the compensation expected to be paid to such former stockholder of the Nations Group pursuant to an employment agreement with the Company; (ii) the elimination of the expense related to tail insurance coverage purchased by the Nations
     Group as a result of its acquisition by the Company and for the sole benefit of the previous stockholders of the Nations Group; (iii) the elimination of non-recurring accounting fees incurred by the Nations Group in connection with its acquisition by the Company and (iv) to conform the Nations Group's historical accounting and financial reporting policies with that of the
     Company:

      Owner compensation paid by the Nations Group to former
        stockholder                                                  ($320,000)
      Annual salary to be paid to former stockholder pursuant to an
        employment agreement with the Company                          120,000
      Tail insurance premiums                                          (42,000)
      Accounting fees                                                  (82,500)
      Reclassification to cost of sales                             (1,561,588)
                                                                   ------------
        Net pro forma decrease to selling, general and
          administrative expense                                   ($1,886,088)
                                                                   ------------
                                                                   ------------

(c) The pro forma adjustment to other expense, net represents the estimated increase in amortization expense related to the intangible assets acquired in the Nations Acquisition based upon the preliminary purchase price allocation:

      Goodwill (amortized on a straight-line basis over 25 years)     $299,633
      FDA licenses (amortized on a straight-line basis over 25 years)   56,000
                                                                   ------------
                                                                      $355,663
                                                                   ------------
                                                                   ------------

(d) The pro forma adjustment to interest expense, net reflects the loss of interest income on cash used by the Company in the Nations Acquisition at an average rate of 5% plus the interest expense on the Convertible Note, less interest expense on debt repaid:

      Loss of interest income on cash used for acquisition            $508,243
      Interest expense on Convertible Note (stated rate of 4 1/2%)     180,000
      Elimination of interest expense on debt extinguished            (309,908)
                                                                   ------------
        Net pro forma increase to interest expense                    $378,335
                                                                   ------------
                                                                   ------------

(e) The pro forma adjustment to income taxes represents (i) the imputed tax expense on the operating results of certain corporate entities acquired in the Nations
     Acquisition at statutory rates in effect during the periods presented as such companies were "S" corporations for income tax purposes and therefore did not provide for income taxes; and (ii) the tax impact of applying the Company's pro forma effective tax rate to the pro forma adjustments:

      Imputed tax expense on S corporations                            $49,819
      Tax benefit of pro forma adjustments                             (93,325)
                                                                   ------------
                                                                   ------------
        Net pro forma decrease to tax expense                         ($43,506)
                                                                   ------------
                                                                   ------------

(f) The pro forma adjustment to weighted average shares outstanding represents the assumed conversion of the Convertible Note using the "if converted" method.


                                                                     Exhibit 23


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report dated April 18, 1997 and to all references to our firm, included in this Form 8-K/A, into the Company's previously filed Registration Statements on Form S-8 (File Nos. 333-97640, 333-03771, 333-03769 and 333-09549).


/s/ ARTHUR ANDERSEN LLP

New Orleans, Louisiana
April 24, 1997